SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	June 30, 2004

ALLIANCE GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 South Bermuda Road, Las Vegas, Nevada  89119

(Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code:  (702) 270-7600
Registrant’s internet:  www.alliancegaming.com

ALLIANCE GAMING CORPORATION

FORM 8-K

Item 2.           Acquisition or Disposition of Assets.

On June 30, 2004, Alliance Gaming Corporation (“Alliance” or the “Company”) completed the sale of United Coin Machine Co. to Century Gaming, Inc. (“Century”).  Consideration for the transaction consisted of approximately $100 million in cash and the assumption by Century of approximately $5 million in debt.  The Agreement and Plan of Merger is attached as Exhibit 2.1, and a press release announcing the completion of the disposition is attached as Exhibit 99.1.

Item 5.           Other Events.

On July 1, 2004, Alliance issued a press release announcing the appointment of Richard Haddrill as President and Chief Executive Officer effective October 1, 2004.  Mr. Haddrill succeeds Robert Miodusnki, who will remain an employee of Alliance until December 31, 2004 and will thereafter assume a role as a consultant to assist the transition of the Company and to consult the newly formed Office of the Chairman.  The Office of the Chairman was formed to oversee a seamless transition and management succession to Mr. Haddrill.  The Office of the Chairman shall consist of Board members David Robbins, Joel Kirschbaum and Mr. Haddrill.  Also on July 1, 2004, Alliance entered into agreements with Mr. Robbins, Mr. Kirschbaum and Kirkland Investments Corporation.  The agreement with Mr. Robbins was made in connection with his service as Chairman of the Board and a member of the Office of the Chairman.  The agreement with Mr. Kirschbaum was made in connection with his service as a member of the Office of the Chairman.  The agreement with Kirkland was made in connection with advisory and related services that Kirkland provides to the Company.

The Employment Agreement entered into with Mr. Haddrill is attached as Exhibit 10.1, the Separation and Consulting Agreement entered into with Mr. Miodunski is attached as Exhibit 10.2, the Agreement entered into with Mr. Robbins is attached as Exhibit 10.3, the Agreement entered into with Mr. Kirschbaum is attached as Exhibit 10.4 and the Advisory Agreement entered into with Kirkland is attached as Exhibit 10.5.  The press release announcing the appointment of Mr. Haddrill, the consulting arrangement with Mr. Miodunski and the formation of the Office of the Chairman is attached as Exhibit 99.2.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information required by Article 11 of Regulation S-X in connection with the transaction reported in Item 2 on this Form 8-K is not included herein.  Such pro forma financial information will be filed by amendment.

(c) Exhibits

2.1           Agreement and Plan of Merger, dated May 4, 2004, by and among the Company, APT Games, Inc., United Coin Machine Co., United Gaming, Inc. and Century Gaming, Inc.

10.1         Employment Agreement between the Company and Richard Haddrill, dated June 30, 2004.

10.2         Separation and Consulting Agreement between the Company and Robert L. Miodunski, dated June 30, 2004.

10.3         Agreement between the Company and David Robbins, dated July 1, 2004.

10.4         Agreement between the Company and Joel Kirschbaum, dated July 1, 2004.

10.5         Advisory Services Agreement between the Company and Kirkland Investment Corporation, dated July 1, 2004.

99.1         Press release dated July 1, 2004 announcing the completion of the disposition of United Coin Machine Co.

99.2         Press release dated July 1, 2004 announcing the appointment of Richard Haddrill as Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIANCE GAMING CORPORATION

By:	/s/ Robert L. Miodunski
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Robert L. Saxton
Executive Vice President, Chief Financial
Officer and Treasurer
(Principal Financial and Accounting Officer)

Dated: July 6, 2004